                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 34 to the Registration Statement on Form N1-A ("Registration
Statement") of our report dated July 13, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual
Report to Shareholders of the Florida Municipal Money Market Fund, the Florida
Municipal Bond Fund (formerly the Florida Intermediate-Term Municipal Fund), the
Arizona Municipal Bond Fund (formerly the Arizona Intermediate-Term Municipal
Fund) the Tax-Free Money Market Fund, the Limited-Term Tax-Free Fund, the
Long-Term Tax-Free Fund, the Tax-Free Bond Fund (formerly the Intermediate-Term
Tax-Free Fund), and the High-Yield Municipal Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Performance Information of
Other Class", "Independent Accountants" and "Financial Statements" in such
Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
September 24, 2001